Exhibit 99.1

7701 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003
www.Belden.com
News Release

From:	Belden
Dee Johnson
314.854.8054
For Immediate Release – July 24, 2008
BELDEN ANNOUNCES RECORD ADJUSTED DILUTED EPS OF $0.97 FOR SECOND QUARTER
Second Quarter 2008 Highlights
•	Second quarter adjusted diluted EPS increased 22.8 percent to $0.97 per share from $0.79 in the prior-year quarter, setting a new quarterly record.

•	Consolidated operating margin rose to 12.6 percent on an adjusted basis, an improvement of 40 basis points year over year and 260 basis points sequentially.

•	Improved operating results reflect the benefits of revenue diversification, portfolio management, and cost reduction initiatives.

•	Belden continued to generate strong cash flow. Free cash flow was $32.6 million, the net result of $43.9 million in cash flow from operations and capital expenditures of $11.3 million.

•	The Company is maintaining its outlook for 2008 adjusted diluted EPS, including the effect of Trapeze Networks which was acquired in July, at $3.15 to $3.35.
St. Louis, Missouri – Thursday, July 24, 2008 – Belden (NYSE:BDC), a leader in the design, manufacture, and marketing of signal transmission solutions for industrial automation, data networking, and a wide range of specialty electronics markets, today announced results of the second quarter ended June 29, 2008.
Second Quarter 2008 Results
In the quarter, revenue was $556.3 million and operating income was $65.9 million. Net income was $42.2 million, or $0.89 per diluted share. The quarter’s revenue included $31.8 million of favorable currency translation.
During the quarter, Belden recorded a pre-tax $1.8 million pension settlement expense related to restructuring of its Canadian operations; severance charges and accelerated depreciation of $1.6 million pre-tax related to the previously announced plan to close a manufacturing plant in Manchester, Connecticut; charges of $0.9 million pre-tax associated with the restructuring of European and North American operations; and interest expense of $1.9 million pre-tax related to the unfavorable resolution of Canadian tax matters pertaining to Belden’s 2004 merger with Cable Design Technologies. In the second quarter of 2007, the Company incurred pre-tax charges of $2.9 million in severance, asset impairment, and adjusted depreciation charges associated with restructuring activities in North America and $12.2 million in nonrecurring purchase accounting effects related to businesses acquired during the quarter.

Adjusted for these items, operating income in the second quarter increased 4.9 percent year over year to $70.1 million. As a percent of revenue, adjusted operating income was 12.6 percent in the second quarter of 2008, compared with 12.2 percent in the second quarter of 2007. Adjusted diluted income per share was $0.97 in the second quarter of 2008, a 22.8 percent increase from $0.79 in the second quarter of 2007. See the attached schedule, Adjusted Operating Results, for a reconciliation of GAAP results to adjusted results.
“An improved business portfolio and the successful execution of margin expansion initiatives drove our record performance,” said John Stroup, President and Chief Executive Officer. “The business now reflects much better geographic diversification, an improved mix of connectivity and high-value networking products, and more emphasis on attractive vertical markets like industrial automation. We drove margin improvement through changes to our manufacturing footprint, our on-going management of the product portfolio, and the reduction of waste through the implementation of Lean Enterprise methods. Our strong results are attributable to a team focused on our strategic priorities, committed to creating sustainable processes, and dedicated to continuous improvement.”
Outlook
“Despite an uncertain macroeconomic environment, we are reaffirming our full-year revenue and earnings outlook,” said Mr. Stroup. “We continue to expect that our revenue will be in the range from $2.2 to $2.3 billion for 2008. We are also maintaining our outlook for operating margins, adjusted for restructuring and other charges including the amortization of short-lived intangible assets associated with our recent acquisition of Trapeze Networks, at 11 to 12 percent of revenue. Finally, we are maintaining our outlook for earnings per diluted share, similarly adjusted, at $3.15 to $3.35.”
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. Some of the factors that may cause actual results to differ from the Company’s expectations include demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully the acquired businesses; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 29, 2008. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
Sending All the Right Signals – from industrial automation to data centers, from broadcast studios to aerospace, from cutting-edge wireless communications to consumer electronics, Belden people are committed to delivering the best signal transmission solutions in the world. Our 8,000 associates worldwide work in copper cable, fiber, wireless technology, connectors, switches and active components to bring voice, video and data to your mission-critical application. With 2007 revenue of $2.0 billion, Belden has manufacturing capability in North America, Europe and Asia. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

Contact:

Belden
Dee Johnson, Director of Investor Relations
and Corporate Communications
314-854-8054
The following schedules are provided:
•	Comparative condensed consolidated statements of operations for the three- and six-month periods ended June 29, 2008, and June 24, 2007.

•	Segment results for the same periods.

•	Comparative condensed consolidated cash flow statements for the six-month periods ended June 29, 2008, and June 24, 2007.

•	Condensed consolidated balance sheets as of June 29, 2008, and December 31, 2007.

•	A supplemental schedule of adjusted consolidated results for the quarter, year to date, and the prior-year comparable periods, excluding certain non-recurring severance charges, asset impairment, restructuring charges, adjusted depreciation and discrete tax items.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2008	June 24, 2007	June 29, 2008	June 24, 2007
	(In thousands, except per share data)
Revenues	$556,303	$549,943	$1,068,129	$886,646
Cost of sales	(389,830)	(398,743)	(755,839)	(644,757)

Gross profit	166,473	151,200	312,290	241,889
Selling, general and administrative expenses	(89,522)	(92,475)	(187,237)	(144,378)
Research and development	(11,093)	(5,126)	(20,164)	(5,272)
Loss on sale of assets	—	—	(884)	—
Asset impairment	—	(1,870)	(11,549)	(3,262)

Operating income	65,858	51,729	92,456	88,977
Interest expense	(10,528)	(8,682)	(18,347)	(11,208)
Interest income	1,875	1,740	2,832	4,483
Other income (expense)	1,986	571	3,154	(1,445)

Income before taxes	59,191	45,358	80,095	80,807
Income tax expense	(17,041)	(15,254)	(24,725)	(28,689)

Net income	$42,150	$30,104	$55,370	$52,118

Weighted average number of common shares and equivalents:
Basic	43,506	45,078	43,821	44,784
Diluted	47,478	50,920	47,926	51,289

Basic income per share	$0.97	$0.67	$1.26	$1.16

Diluted income per share	$0.89	$0.60	$1.16	$1.03

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
		(In thousands)
Three Months Ended June 29, 2008

Belden Americas	$200,063	$19,404	$219,467	$40,283
Specialty Products	59,652	18,238	77,890	10,171
EMEA	199,265	5,639	204,904	26,318
Asia Pacific	97,323	111	97,434	11,314

Total Segments	556,303	43,392	599,695	88,086
Finance and Administration	—	—	—	(12,327)
Eliminations	—	(43,392)	(43,392)	(9,901)

Total Continuing Operations	$556,303	$—	$556,303	$65,858

Three Months Ended June 24, 2007

Belden Americas	$221,738	$18,419	$240,157	$42,353
Specialty Products	64,580	23,215	87,795	16,090
EMEA	176,339	5,033	181,372	5,953
Asia Pacific	87,286	—	87,286	6,793

Total Segments	549,943	46,667	596,610	71,189
Finance and Administration	—	—	—	(11,252)
Eliminations	—	(46,667)	(46,667)	(8,208)

Total Continuing Operations	$549,943	$—	$549,943	$51,729

Six Months Ended June 29, 2008

Belden Americas	$386,341	$39,232	$425,573	$71,564
Specialty Products	113,084	36,583	149,667	3,089
EMEA	383,828	11,695	395,523	43,227
Asia Pacific	184,876	111	184,987	20,211

Total Segments	1,068,129	87,621	1,155,750	138,091
Finance and Administration	—	—	—	(26,223)
Eliminations	—	(87,621)	(87,621)	(19,412)

Total Continuing Operations	$1,068,129	$—	$1,068,129	$92,456

Six Months Ended June 24, 2007

Belden Americas	$408,036	$29,697	$437,733	$76,661
Specialty Products	121,233	35,638	156,871	26,405
EMEA	258,287	7,741	266,028	9,755
Asia Pacific	99,090	—	99,090	8,320

Total Segments	886,646	73,076	959,722	121,141
Finance and Administration	—	—	—	(19,192)
Eliminations	—	(73,076)	(73,076)	(12,972)

Total Continuing Operations	$886,646	$—	$886,646	$88,977

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	June 29, 2008	June 24, 2007
	(In thousands)
Cash flows from operating activities:
Net income	$55,370	$52,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,503	25,312
Asset impairment	11,549	3,262
Pension funding in excess of pension expense	(3,339)	(2,200)
Share-based compensation	7,292	4,314
Provision for inventory obsolescence	4,132	4,872
Loss (gain) on disposal of tangible assets	884	(164)
Excess tax benefits related to share-based compensation	(1,141)	(6,914)
Changes in operating assets and liabilities, net of the effects of acquisitions and currency exchange rate changes:
Receivables	(21,827)	(28,652)
Inventories	(3,746)	6,734
Accounts payable and accrued liabilities	513	64,421
Accrued taxes	3,313	11,931
Other assets	(8,053)	(3,571)
Other liabilities	2,125	(15,119)

Net cash provided by operating activities	74,575	116,344

Cash flows from investing activities:
Cash used to invest in and acquire businesses	(7,891)	(571,356)
Proceeds from disposal of tangible assets	40,249	7,608
Capital expenditures	(18,185)	(28,132)

Net cash provided by (used in) investing activities	14,173	(591,880)

Cash flows from financing activities:
Proceeds from exercise of stock options	5,171	28,994
Excess tax benefits related to share-based compensation	1,141	6,914
Payments under share repurchase program	(68,336)	—
Cash dividends paid	(4,458)	(4,626)
Debt issuance costs	—	(10,212)
Borrowings under credit arrangements	—	530,000
Payments under borrowing arrangements	—	(242,000)

Net cash provided by (used in) financing activities	(66,482)	309,070

Effect of foreign currency exchange rate changes on cash and cash equivalents	7,436	2,411

Increase (decrease) in cash and cash equivalents	29,702	(164,055)
Cash and cash equivalents, beginning of period	159,964	254,151

Cash and cash equivalents, end of period	$189,666	$90,096

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29, 2008	December 31, 2007
	(Unaudited)
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$189,666	$159,964
Receivables	393,385	373,108
Inventories, net	260,472	257,540
Deferred income taxes	21,540	28,578
Other current assets	25,388	17,392

Total current assets	890,451	836,582

Property, plant and equipment, less accumulated depreciation	326,835	369,803
Goodwill	712,395	648,882
Intangible assets, less accumulated amortization	154,875	154,786
Other long-lived assets	66,357	58,796

	$2,150,913	$2,068,849

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$380,484	$350,047
Current maturities of long-term debt	110,000	110,000

Total current liabilities	490,484	460,047

Long-term debt	350,000	350,000
Postretirement benefits	103,229	98,084
Deferred income taxes	64,486	78,140
Other long-term liabilities	14,797	9,915
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	646,269	638,690
Retained earnings	529,757	478,776
Accumulated other comprehensive income	153,442	93,198
Treasury stock	(202,054)	(138,504)

Total stockholders’ equity	1,127,917	1,072,663

	$2,150,913	$2,068,849

BELDEN INC.
ADJUSTED OPERATING RESULTS
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for certain purchase accounting effects related to acquisitions (inventory cost step-up, amortization of the sales backlog intangible, and in-process research and development charges), severance charges, adjusted depreciation, asset impairment, gains (losses) recognized on the disposal of certain tangible assets, and one-time tax benefits (charges). We utilize the adjusted results to review our ongoing operations without the effect of restructuring and related charges and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Three Months Ended June 29, 2008

Revenues	$556,303	$—	$556,303

Gross profit	$166,473	$2,286	$168,759
as a percent of revenues	29.9%		30.3%

Operating income	$65,858	$4,276	$70,134
as a percent of revenues	11.8%		12.6%

Net income	$42,150	$3,675	$45,825
as a percent of revenues	7.6%		8.2%

Net income per diluted share	$0.89	$0.08	$0.97

Three Months Ended June 24, 2007

Revenues	$549,943	$—	$549,943

Gross profit	$151,200	$9,266	$160,466
as a percent of revenues	27.5%		29.2%

Operating income	$51,729	$15,119	$66,848
as a percent of revenues	9.4%		12.2%

Net income	$30,104	$9,921	$40,025
as a percent of revenues	5.5%		7.3%

Net income per diluted share	$0.60	$0.19	$0.79
Adjustments for the three months ended June 29, 2008 included pre-tax charges for pension settlements, severance, and adjusted depreciation of $1.8 million, $1.5 million, and $0.7 million, respectively, and a $0.3 million pre-tax loss on the disposal of certain tangible assets.
Adjustments for the three months ended June 24, 2007 included pre-tax purchase accounting effects for acquisitions, asset impairment, adjusted depreciation, and severance and other restructuring costs of $12.2 million, $1.9 million, $0.8 million, and $0.2 million, respectively.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Six Months Ended June 29, 2008

Revenues	$1,068,129	$—	$1,068,129

Gross profit	$312,290	$6,242	$318,532
as a percent of revenues	29.2%		29.8%

Operating income	$92,456	$28,964	$121,420
as a percent of revenues	8.7%		11.4%

Net income	$55,370	$22,638	$78,008
as a percent of revenues	5.2%		7.3%

Net income per diluted share	$1.16	$0.47	$1.63

Six Months Ended June 24, 2007

Revenues	$886,646	$—	$886,646

Gross profit	$241,889	$10,809	$252,698
as a percent of revenues	27.3%		28.5%

Operating income	$88,977	$18,392	$107,369
as a percent of revenues	10.0%		12.1%

Net income	$52,118	$12,436	$64,554
as a percent of revenues	5.9%		7.3%

Net income per diluted share	$1.03	$0.25	$1.28
Adjustments for the six months ended June 29, 2008 included pre-tax charges for asset impairment, severance associated with the Voluntary Separation Program, pension settlements, adjusted depreciation, and severance and other restructuring costs of $11.5 million, $6.5 million, $1.8 million, $0.7 million, and $7.1 million, respectively, and a $1.4 million pre-tax loss on the disposal of certain tangible assets.
Adjustments for the six months ended June 24, 2007 included pre-tax purchase accounting effects for acquisitions, asset impairment, severance, and adjusted depreciation of $12.2 million, $3.3 million, $1.2 million, and $1.7 million, respectively.